Exhibit 99.1

January 24, 2013

Boeing Capital Corporation

500 Naches Avenue SW

3rd Floor

Renton, WA 98057

Ladies and Gentlemen:

Reference is hereby made to the letter agreement (the “Letter Agreement”) dated November 10, 2011 between The Boeing Company (“TBC”) and Boeing Capital Corporation (“BCC”) related to:

1)	The Boeing Company 364-Day Credit Agreement dated as of November 10, 2011 among TBC, the lenders named therein, JPMorgan Chase Bank, N.A., as syndication agent, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as joint lead arrangers and joint book managers, and Citibank, N.A., as administrative agent for such lenders (as extended on October 15, 2012 and as further amended or modified from time to time, the “364-day Credit Agreement”), and

2)	The Boeing Company Five-Year Credit Agreement dated as of November 10, 2011 among TBC, the lenders named therein, JPMorgan Chase Bank, N.A., as syndication agent, Citigroup Global Markets Inc. and J. P. Morgan Securities LLC, as joint lead arrangers and joint book managers, and Citibank, N.A., as administrative agent for such lenders (as extended on October 15, 2012 and as further amended or modified from time to time, the “5-year Credit Agreement”).

Effective upon the execution of this letter agreement by both parties hereto, the Letter Agreement shall terminate and BCC shall no longer be a Subsidiary Borrower as defined under the 364-Day Credit Agreement and the 5-year Credit Agreement.

Please acknowledge your agreement to the foregoing by signing in the space indicated below.

Sincerely,

The Boeing Company

By:	/s/ Ruud P. Roggekamp
Ruud P. Roggekamp
Assistant Treasurer

Acknowledged and Agreed:

Boeing Capital Corporation

By:	/s/ Maurita B. Sutedja
Maurita B. Sutedja
Treasurer

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